EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 24, 2011, with respect to the financial statements and supplemental schedule included in the Annual Report on Form 11-K for the year ended December 31, 2010, of AVX Corporation Retirement Plan, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP
Grant Thornton LLP
Charlotte, NC
November 8, 2011